                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                            Gores Sponsor VIII LLC
Address of Joint Filer:                         c/o Gores Holdings VIII, Inc.
                                                6260 Lookout Road
                                                Boulder, CO 80301
Relationship of Joint Filer to Issuer:          10% Owner, Director
Issuer Name and Ticker or Trading Symbol:       Gores Holdings VIII, Inc. (GIIX)
Date of Event Requiring Statement:              02/24/2021
(Month/Day/Year)
Designated Filer:                               Gores Sponsor VIII LLC
Name of Joint Filer:                            AEG Holdings, LLC
Address of Joint Filer:                         c/o Gores Holdings VIII, Inc.
                                                6260 Lookout Road
                                                Boulder, CO 80301
Relationship of Joint Filer to Issuer:          10% Owner, Director
Issuer Name and Ticker or Trading Symbol:       Gores Holdings VIII, Inc. (GIIX)
Date of Event Requiring Statement:              02/24/2021
(Month/Day/Year)
Designated Filer:                               Gores Sponsor VIII LLC
Name of Joint Filer:                            Alec Gores
Address of Joint Filer:                         c/o Gores Holdings VIII, Inc.
                                                6260 Lookout Road
                                                Boulder, CO 80301
Relationship of Joint Filer to Issuer:          10% Owner, Director
Issuer Name and Ticker or Trading Symbol:       Gores Holdings VIII, Inc. (GIIX)
Date of Event Requiring Statement:              02/24/2021
(Month/Day/Year)
Designated Filer:                               Gores Sponsor VIII LLC